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                               OPERATING AGREEMENT

                                       OF

                                 CELTIC BREW LLC

                      a New York limited liability company

               This Operating Agreement (the "Agreement") is entered into as of December 2, 1996, by and among American Craft Brewing International Limited, a Bermuda company ("AmBrew International"), and Aidan McGuiness (collectively, the "Members").

               The parties have agreed to organize and operate a limited liability company in accordance with the terms and subject to the conditions set forth in this Agreement.

               The parties agree as follows:

               1. Organization. The parties hereby organize a limited liability company pursuant to the New York Limited Liability Company Law (the "Act") and the provisions of this Agreement and, for that purpose, authorize and direct AmBrew International to execute and file the Articles of Organization of this limited liability company with the New York Department of State ("Department of State").

               2. Name. The name of the limited liability company shall be Celtic Brew LLC (the "Company").

               3. Purpose. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act and to engage in any and all activities necessary or incidental thereto.

               4. Principal Office. The Company's principal place of business shall be located at One Galleria Boulevard, Suite 912, Metairie, Louisiana 70001. The Company may have such other business offices within or without the State of New York as determined from time to time.

               5. Term. The term of the Company shall begin upon the filing of the Articles of Organization with the Department of State and shall continue until dissolved in accordance with this Agreement.

               6. Members; Percentage Interests. (a) The name, present mailing address and percentage interest (the "Percentage Interest") of each Member is set forth on Exhibit A.


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               (b) Whenever a new Member is admitted, Exhibit A shall be amended to reflect the changes in Percentage Interests of Members for succeeding periods determined on the basis of the terms upon which the new Member is admitted.

               (c) Whenever a Member withdraws or is expelled, Exhibit A shall be amended to give effect to the changes in Percentage Interests of Members for succeeding periods resulting from the withdrawal or expulsion.

               7. Capital Contributions; Capital Accounts. (a) Upon the execution of this Agreement, the Members shall respectively contribute to the Company cash or other property in the amounts or having the net agreed value respectively set forth on Exhibit A (the "Initial Capital Contributions").

               (b) Except as otherwise provided in this Agreement or by applicable law, no Member shall be required to make additional capital contributions without his consent. Except with the consent of the Managing Member (defined below), no Member shall be entitled to make any additional capital contribution.


               (c) There shall be established and maintained for each Member a separate capital account ("Capital Account"). There shall be added to the Capital Account of each Member (i) the amount of any money, and the net agreed value (the "Carrying Value") of any other property, contributed by the Member to the Company as capital and (ii) income and gain allocated to the Member by the Company in accordance with Section 8 of this Agreement, and there shall be subtracted from such Capital Account (x) the amount of any money, and the fair market value of any other property, distributed to the Member and (y) losses and expenses allocated to the Member by the Company in accordance with Section 8 of this Agreement. If property other than cash is distributed to the Members (whether in liquidation of the Company or otherwise), for purposes of computing Capital Accounts the property will be deemed to have been sold by the Company for its fair market value and the income, gain, loss or expense from the deemed sale will be allocated in accordance with Section 8.

               (d) All capital, whenever contributed, shall be subject in all respects to the risks of the business and subordinate in right of payment to the claims of present or future creditors of the Company and of any successor firm in accordance with this Agreement.

               (e) No interest shall be allowed to any Member by reason of the amount of his capital contribution or Capital Account except as provided in
   Section 20.

               8. Allocations. (a) Subject to Section 8(c) and Section 8(d) below, each item of income, gain, loss or expense of the Company for any period shall be allocated to the Members' Capital Accounts in proportion to their respective Percentage Interests for such periods except that: (i) if at the time of any allocation the amount of any loss or expense to be allocated to a Member's Capital Account would cause the Member's Capital Account to be less than zero, then the Member's Capital Account shall be allocated that portion of loss or expense that will cause the Member's Capital Account to equal



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zero,and  the balance  shall be  reallocated  among the Capital  Accounts of all other Members (to the extent that doing so would not cause such Capital Accounts to be less than zero), pro rata in accordance with the balances of the other Members' Capital Accounts immediately prior to the reallocation (any such
reallocated   loss  or  expense  being  sometimes  called  an  "Additional  Loss
Allocation") and (ii) at the time of any allocation of income or gain, any Member has an "Unreimbursed Additional Loss Allocation" (as defined below), then the income or gain of the Company being allocated at the time shall be allocated
(A) first to the Capital Accounts of Members who have Unreimbursed Loss Allocations, pro rata in accordance with the respective aggregate amounts of such Member's Unreimbursed Additional Loss Allocations at the time, until there
shall  be  no  remaining  Unreimbursed   Additional  Loss  Allocations  and  (B)
thereafter, except as otherwise required by Section 8(c) and Section 8(d), in accordance with Members' Percentage Interests. "Unreimbursed Additional Loss Allocation" of a Member at any time shall mean the excess, at the time, of the aggregate amount of all Additional Loss Allocations allocated to the Member's Capital Account up to that time over the aggregate amount of income or gain allocated to the Member's Capital Account pursuant to the clause (ii)(A) of the preceding sentence up to that time.

               (b) Income, gain, loss, and expenses shall be determined for this purpose in the same manner used in determining the Company's taxable income or loss for federal income tax purposes, except that (i) there shall be added any income exempt from federal income tax; (ii) there shall be subtracted any expenditures that are neither deductible nor chargeable to capital account;
   (iii) in the case of any property contributed as capital, Carrying Value rather than adjusted tax basis shall be used to compute gain or loss resulting from any disposition of the property and depreciation, amortization and other cost recovery deductions and similar items of income or deduction in respect of such property shall be calculated as if the adjusted tax basis of the asset were its Carrying Value; (iv) unrealized gain or loss attributable to any property distributed to Members shall be deemed realized immediately prior to the distribution and (v) appropriate adjustments shall be made to reflect any deemed sale or purchase of assets and deemed realization of items of income, gain, loss or expense as a result of a revaluation of assets upon the admission, withdrawal or expulsion of a Member as provided for herein. Such allocations shall be made for each period (an "Allocation Period") commencing with the date of the filing of the Articles of Organization with the Department of State or the day after an Allocation Event and ending on the date of the next succeeding Allocation Event. An "Allocation Event" shall mean any one of the following: (i) the end of a calendar year, (ii) the admission, withdrawal or expulsion of a Member, (iii) the termination of the Company for federal income tax purposes, (iv) the dissolution of the Company and (v) any other event which the Members, in their discretion, designate as an "Allocation Event". In case any person shall be admitted as a new Member to the Company, or any Member shall withdraw or be expelled from the Company or shall die, the Company shall be deemed to have sold its assets for their respective fair market values, as determined in good faith by the Managing Member, and concurrently repurchased such assets, on the date of such event for the same consideration.

               (c) In accordance with Section 704(c) of the Internal Revenue Code of 1986, as amended (such Code, as amended from time to time or any successor federal income tax legislation, being herein called the "Code"), income, gain, loss and expense with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among


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   the  Members  so as to take account of any  variation  between  the  adjusted basis of such property of the Company for federal income tax purposes and the Carrying Value of such contributed property.


               (d) (i) Notwithstanding subsection 8(a), if a Member unexpectedly receives any adjustments, allocations or distributions described in clause
   (ii) of this Section 8(d), items of income and gain shall be specially allocated to the Member's Capital Account so as to eliminate the Adjusted Capital Account Deficit (as hereinafter defined) as quickly as possible.

                      (ii) An "Adjusted Capital Account Deficit" shall be the deficit balance in a Member's Capital Account as of the end of a fiscal year, decreased by:

                      (A) allocations of deduction and loss to the Member that are reasonably expected to be made in subsequent years by reason of a gift of an equity interest in the Company, varying equity interests in the Company during a fiscal year, or a distribution of unrealized receivables or inventory items (as described in Section 1.704-1(a)(2)(ii)(d)(5) of the Treasury Regulations under the Code); and

                      (B) distributions to the Member that are reasonably expected to be made in subsequent years in excess of offsetting increases to the Member's Capital Account that are reasonably expected to occur.

                      (iii) Any allocation of items of income or gain pursuant to clause (i) of this Subsection 8(d) shall be taken into account in computing subsequent allocations under this Section, so that the net effect of the allocations under this Subsection shall be the same as if no allocation had been made under this Subsection.

                      (iv) This Subsection (d) is intended to comply with the provisions of Treasury regulation Section 1.704-1(b)(2)(ii)(d) and shall be applied in a manner consistent with that intent.

               9. Distributions. (a) Except as otherwise provided in Section 9(b) and Section 20 below or as otherwise required by the Act, distributions to Members shall be made at such time and in such form and amounts as the Managing Member shall from time to time determine; provided, however, that all such other distributions shall be made pro rata in accordance with the respective Members' Percentage Interests at the time of the distribution.


               (b) To the extent  the  Company  is  required  by law to make tax
   payments  on  behalf  of  a  Member,   such  payments  shall  be  treated  as
   distributions to the Member on whose behalf the payment is made.


               10. Management. (a) There shall at all times be one Member who is designated the Managing Member of the Company to serve until a successor is elected or appointed as provided herein. AmBrew International is hereby appointed as the initial Managing Member. The property, business and affairs of the Company shall be managed by its Managing Member. Except where the Members' approval is expressly required by this Agreement or by the Act, the Managing Member shall



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have full authority,  power and discretion to make all decisions with respect to the Company's business and to perform such other services and activities as set forth in this Agreement. The Managing Member shall be agent of the Company for the purpose of its business and the act of the Managing Member, including the execution in the name of the Company of an instrument, for apparently carrying on in the usual way the business of the Company shall bind the Company, unless
(i) the Managing Member has in fact no authority to act for the Company in the particular matter and (ii) the person with whom the Managing Member is dealing has knowledge that the action has not been so approved. Unless otherwise expressly authorized by this Agreement or the Members as set forth herein, the act of the Managing Member that is not apparently for carrying on the Company's business in the ordinary course shall not bind the Company.

               (b) Except as otherwise expressly provided in this Agreement or the Act, no Member, solely by reason of being a Member, shall have the right to control or manage, or shall take any part in the control or management of, the property, business or affairs of the Company.

               (c) Members, by a vote of the majority in interest of all of the Members, may elect additional Managing Members at any meeting of Members. Members may at any time, at a meeting at which a quorum is present remove a Managing Member with or without cause.

               (d) The Managing Member need not be an individual or a resident of the State of New York. A Managing Member shall automatically cease to be a Managing Member if such Managing Member ceases to be a Member. The Managing Member may from time to time create or designate additional classes of managers or officers having such relative rights, powers, duties, preferences and limitations as the Managing Member shall determine, subject to the limitations set forth in this Agreement.

               (e) Except as otherwise provided in this Agreement, any vacancy occurring for any reason in the office of the Managing Member, whether resulting from the death, resignation or removal of the Managing Member or otherwise, may be filled only by a vote of the majority in interest of all of the Members; provided, however, that no Managing Member may be elected pursuant to this Section unless, in the opinion of counsel to AmBrew International, the election would not adversely affect the Company's status as a partnership for United States federal income tax purposes.

               (f) No Member shall be elected or shall continue as the Managing Member if such Member's Percentage Interest is not at least 1%.

               11. Meetings of and Voting by Members. (a) A meeting of the Members may be called at any time by those Members holding an aggregate of at least 25% of the Percentage Interests then held by Members. Meetings of Members shall be held at the Company's principal place of business or at any other place agreed to by the Managing Member. Not less than 10 nor more than 60 days before each meeting, the person calling the meeting shall give written notice of the meeting to each Member entitled to vote at the meeting. The notice shall state the place, date, hour and purpose of the meeting. Notwithstanding the foregoing provisions, each Member who is entitled to notice waives


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notice if before or after the  meeting  the Member  signs a waiver of the notice which is filed with the records of Members' meetings, or is present at the meeting in person or by proxy without objecting to the lack of notice. Unless this Agreement provides otherwise, at a meeting of Members, the presence in person or by proxy of Members holding not less than a majority of the Percentage Interests then held by Members constitutes a quorum. A Member may vote either in person or by written proxy signed by the Member or by the Member's duly authorized attorney in fact.

               (b) Each Member shall be entitled to vote on all matters presented to the Members.

               (c) Except as otherwise provided in this Agreement, the affirmative vote of Members holding at least a majority of the Percentage Interests then held by all the Members, at a meeting at which a quorum is present, shall be required to approve any matter coming before the Members, including, without limitation, each of the following:

                        (i) approval of the sale, exchange, lease, mortgage, pledge or other transfer of all, or substantially all, of the assets or business of the Company;

                       (ii) approval of a merger or consolidation of the Company
        with  or  into  another  limited  liability  company,   foreign  limited
        liability company or other entity;

                      (iii) assignment for the benefit of creditors of the Company, filing of a voluntary bankruptcy petition, or consent to an involuntary petition, under Title 11 of the United States Bankruptcy Code or under the laws of the Republic of Ireland; and

                      (iv)   amendment of the Articles of Organization.

               (d) In lieu of holding a meeting, the Members may vote or otherwise take action by a written instrument indicating the consent of the Members holding such Percentage Interests as would be required for Members to take action under this Agreement. If such consent is not unanimous, prompt notice shall be given to those Members who have not consented in writing but who would have been entitled to vote thereon had such action been taken at a meeting.

               (e) Members may participate in a meeting by conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

               (f) The affirmative vote of disinterested Members holding a majority of the Percentage Interests held by all disinterested Members shall be required for loaning funds to, or guaranteeing any obligation or liability of, or entering into any other agreement, transaction or arrangement with any Member, Managing Member or any affiliate of any thereof by the Company.

               12. Creation of Different Classes of Membership Interests. With the consent of Members holding not less than a majority of the aggregate Percentage Interests of all Members, the Company may issue membership interests (including warrants, options, rights or convertible


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instruments), from time to time in one or more classes, or one or more series of such classes, which classes or series shall have, subject to the provisions of applicable law, such designations, preferences and relative, participating, optional or other special rights as shall be fixed by such Members, including, without limitation, with respect to (a) the allocation of income, gain, loss or expense to each such class or series; (b) the right of each such class or series to share in distributions; (c) the rights of each such class or series upon dissolution and liquidation of the Company; and (d) the right of each such class or series to vote on, or take action with respect to, Company matters, including matters relating to the relative rights, preferences and privileges of such class or series, to the extent permitted by applicable law, if any such class or series is granted such voting rights.

               13. Assignments. (a) A Member may not sell, assign or otherwise transfer in whole or in part such Member's membership interest in the Company without the written consent of the Managing Member, which consent may be withheld in its sole discretion. Any sale, assignment or other transfer that is not in compliance with this Section shall be null and void. All buyers, assignees and other transferees are subject to the requirements of admission as an additional Member pursuant to Section 15.

               (b) The restrictions set forth in this Section shall not apply to the transfer of a membership interest from a deceased Member to his personal representative or estate.

               14. Withdrawal and Expulsion. (a) Any Member may withdraw from the Company by giving written notice to the Members of his election to do so, and such withdrawal shall be effective at the expiration of 3 months after the giving of such notice or at such earlier date as shall be fixed by the Managing Member. Promptly upon receipt of such notice, the Managing Member shall give the other Members written notice of such election to withdraw. Until such withdrawal becomes effective, such Member shall in all respects continue to be a Member hereunder.

               (b) With the consent of Members holding a majority of the Percentage Interests, the Managing Member shall have the right to expel and cause the withdrawal of any Member from the Company for Cause (as defined herein) at any time by delivering to such Member a written notice setting forth the effective date of his expulsion and stating that such expulsion is for Cause pursuant to this Section 14(b), and on the date so fixed, such Member shall automatically withdraw and cease to be a Member. For purposes of this Section 14(b), Cause shall mean:

               (i) any conduct by a Member in the course of the Company's business other than in good faith; or

                      (ii) any breach by a Member of any material obligation under this Agreement not cured within 10 days after notice in writing from the Managing Member.

               15. Admission of Additional Members by the Company. One or more additional Members of the Company may be admitted to the Company at any time or from time to time with the affirmative vote of Members holding a majority in Percentage Interests of all Members and upon such



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terms and  conditions  as such  Members  may  approve.  Each new Member  will be required to execute an agreement pursuant to which such Member becomes bound by the terms of this Agreement.

               16. Events of Dissolution. The Company shall be dissolved upon the happening of any of the foll wing events:

               (a)    the  affirmative   vote  of  Members  holding  a  majority
   of  the  Percentage  Interests held by all Members;

               (b) the death, incapacity, bankruptcy, dissolution, expulsion or withdrawal of a Member unless the remaining Members, by the affirmative vote of Members holding a majority of the Percentage Interests held by the remaining Members, within 90 days thereafter, elect to continue the business of the Company pursuant to the terms of this Agreement; or

               (c) the entry of a decree of judicial dissolution under Section 702 of the Act.

               17. Liability of Members. The Members shall not have any liability (personal or otherwise) for the obligations or liabilities of the Company except to the extent provided in the Act.

               18. Exculpation of Managing Member. The Managing Member shall not have liability (personal or otherwise) to the Company or its Members for damages for any breach of duty in such capacity, provided that nothing in this Section shall eliminate or limit the liability of the Managing Member if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which the Managing Member was not legally entitled or that with respect to a distribution to Members the acts of the Managing Member were not performed in accordance with the Act.

               19. Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless the Managing Member and Members of the Company and their respective directors, trustees, shareholders, officers, employees and agents (collectively, the "Indemnitees"), from and against any and all costs, liabilities, claims, expenses, including reasonable attorneys' fees, and damages (collectively, "Losses") paid or incurred by any such Indemnitee in connection with the conduct of the Company's business in accordance with this Agreement and the Act, except that no Indemnitee shall be entitled to indemnification in respect of any Loss incurred by such Indemnitee by reason of such Indemnitee's willful misconduct. Any indemnity under this Section shall be provided out of and to the extent of Company assets only and no Member shall have any personal liability on account thereof. All rights of an Indemnitee under this Section shall survive the dissolution of the Company and the withdrawal of the Indemnitee from membership in the Company and shall inure to the benefit of its heirs, personal representatives, successors and assigns.



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               20. Liquidation; Payments to Deceased, Incapacitated,  Dissolved,
Withdrawing and Expelled Members if Business is Continued. (a) Upon dissolution of the Company, unless the remaining Members elect to continue the business of the Company as provided above, the Managing Member (or if the Managing Member refuses, such other person selected by the Members) shall be the liquidator of the Company (collectively, the "Liquidator"). The Liquidator shall liquidate the assets of the Company and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

                      (i)    to creditors of the Company (including Members);

                      (ii) to the Members, to the extent of and in proportion to the balances in their respective Capital Accounts, after adjustment to reflect any income, gain, loss or expense for the fiscal year (as defined in Section 24 herein) in which such liquidation occurs; and

                      (iii) the balance, if any, to the Members in proportion to their then Percentage Interests.

   provided, however, that the Liquidator may place in escrow a reserve of cash or other assets of the Company for contingent liabilities in an amount determined by the Liquidator to be appropriate for such purposes.

               (b) In case a Member (the "Affected Member") withdraws or is expelled, the following shall be applicable:

                      (i) The Percentage Interest of any such Affected Member shall cease on the date immediately following the effective date of such withdrawal or expulsion (such date is the "termination date").

                      (ii) The Company shall deliver to the Affected Member or his personal representative any property owned by the Member that is in the possession of the Company and shall pay to the Member or his personal representative the balance of any amount owed by the Company to the Member (other than any amount owed with respect to the Member's Capital Account) less any amounts due the Company by such Member, including amounts payable pursuant to Section 20(b)(iv).

                      (iii) The Company shall pay to the Affected Member or his personal representative an amount equal to the positive balance in such Member's Capital Account as of the date of the termination date determined after making all appropriate adjustments to reflect any events occurring at or prior to the date of the termination date. In determining items of income, gain, loss, and expense for the Allocation Period ending on the date of the termination date, it shall be assumed that all property owned by the Company was sold on the termination date for its fair market value as determined by the Managing Member.


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                      (iv)  Payments  to an  Affected  Member  or  his  personal representative of amounts due under this Section shall be made in cash or, in case payment in cash is not reasonably practicable (in the judgment of the Managing Member), in other property having, in the reasonable opinion of the Managing Member, a fair market value equal to the amount due, (aa) in the case of a Member who withdraws voluntarily in three equal annual installments, the first of which shall be payable on the first annual anniversary of the first January 1, April 1, July 1 or October 1 next following the date of withdrawal; (bb) in the case of any Member expelled for Cause, in five equal annual installments, the first of which shall be payable on the first annual anniversary of the first January 1, April 1, July 1 or October 1 next following the date of expulsion; and (cc) in any other case on the last day of the twelve month period commencing on the first calendar quarter next following the date of dissolution; provided, however, that the Managing Member may elect to pay any unpaid amount due the Member at any earlier time in its discretion.

                      (v) Any net amount due to the Company from an Affected Member or due from the Company to an Affected Member or his personal representative shall bear interest from the date of dissolution until paid at a rate per annum equal to the rate announced by The Chase Manhattan Bank (and its successors) in New York City from time to time as its prime rate, changing as and when said prime rate shall change.


               21. Right to Compel Cash Sale. (a) If any Member or group of Members holding at least 51% of the Percentage Interests (which Member or group is referred to herein as the "51% Group") proposes to sell, assign or otherwise transfer ("Transfer") for cash all Percentage Interests owned by the 51% Group to a purchaser (the "Purchaser") in an arms-length transaction, it may, at its option, require the remaining Members to Transfer all, but not less than all, of the Percentage Interests owned by them to the Purchaser on the same terms and conditions upon which the 51% Group is selling its Percentage Interests. If AmBrew International holds more than 50% of the Company's Percentage Interests and the Purchaser offers to purchase for cash consideration other assets of AmBrew International in addition to the Percentage Interests of the 51% Group, then the Company shall retain an independent investment bank to value the Designated Interests (defined below) and the 51% Group, if it has exercised its option under this Section 21, shall be obligated to pay such value to the Members other than those that are part of the 51% Group.


                         (b)(i) The  Percentage  Interests to be  Transferred by
each of the Members other than those that are part of the 51% Group are referred to in this Section 21 as the "Designated Interests". The 51% Group shall give notice of the exercise of their rights pursuant to this Section 21 to each of the remaining Members setting forth the cash consideration to be paid by the Purchaser and the other terms and conditions of such Transfer. Within 15 days of such notice by the 51% Group, each of the remaining Members shall deliver to a representative of the 51% group designated in the notice such instruments as may be required to Transfer the Designated Interests held by such Member.

                      (ii) If, within 120 days after the 51% Group gives such notice, the Transfer of all the Percentage Interests of the members in accordance herewith is not completed, the 51%

        Group shall return to each remaining Member all instruments previously delivered to such representative, and all the restrictions on sale or other disposition contained in this Agreement with respect to membership interests owned by Members shall again be in effect.

                      (iii) Simultaneously with the consummation of the Transfer of membership interests of the 51% Group and of the remaining Members pursuant to this Section 21, the 51% Group shall cause the Purchaser to remit directly to each remaining Member the total sales price of the Designated Interests of such Member Transferred pursuant hereto, and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by such Members. The 51% Group may deduct from the sales price payable to each other Member pursuant to this
        Section 21 such Member's pro rata portion of the out-of-pocket fees and expenses payable in respect of the completion of such Transfer, including, without limitation, reasonable brokers', legal and accounting fees and expenses.

               22. Buy-Sell Between Partners. (a) Either AmBrew International on the one hand or the other Members acting collectively on the other hand (in either case, the "Buy-Sell Offeror") may, by written notice (the "Buy-Sell Selling Notice") to the other(s) (the "Buy-Sell Receiver"), offer to either:

                      (i) buy from the Buy-Sell Receiver all, but not less than all, of the Buy-Sell Receiver's Percentage Interests in the Company (whether of the Buy-Sell Offeror or the Buy-Sell Receiver, such interests referred to as the "Buy-Sell Interests"); or

                      (ii) sell to the Buy-Sell Receiver all, but not less than all, of the Buy-Sell Offeror's Buy-Sell Interests.

               As used in this Section 22, the term "Selling Member" shall mean the Member(s) that sells its Buy-Sell Interests and the term "Purchasing Member" shall mean the Member(s) that purchases the Buy-Sell Interests of the Selling Member. The Buy-Sell Selling Notice shall state the Buy-Sell Offeror's desire to purchase the Buy-Sell Receiver's Buy-Sell Interests or sell the Buy-Sell Offeror's Buy-Sell Interests in accordance with the terms set out therein (collectively, the "Buy-Sell Transfer Terms"), which terms shall (x) include, without limitation, the purchase or sales price for the Buy-Sell Interests of the Buy-Sell Receiver or the Buy-Sell Offeror, as the case may be, and (y) be subject to the provisions of this Section 22. The Buy-Sell Selling Notice shall be a firm, legally binding and irrevocable offer for 90 days from the date of its delivery to the Buy-Sell Receiver.

               (b) The Buy-Sell Receiver shall, within 90 days after the date upon which the Buy-Sell Selling Notice shall have been given by the Buy-Sell Offeror, give a notice ("Buy-Sell Notice of Election") to the Buy-Sell
   Offeror as to whether it desires (i) to sell its Buy-Sell Interests in accordance with the Buy-Sell Transfer Terms or (ii) to purchase the Buy-Sell Interests of the Buy-Sell Offeror in accordance with the Buy-Sell Transfer Terms. In the event that the Buy-Sell Receiver elects to purchase the Buy-Sell Interests of the Buy-Sell Offeror on the Buy-Sell Transfer Terms, then the Buy-Sell Receiver shall deliver to counsel for the Buy-Sell Offeror in escrow, by wire transfer of immediately available funds in accordance with such escrow agent's instructions or by certified check or bank cashier's check, an amount equal to 5% of the portion of the Buy-Sell purchase price, which amount will be released from escrow and paid at closing to the Selling Member (the "Buy-Sell Deposit").

               (c) In the event that, within the 90-day period referred to in the last sentence to Section 22(a), either: (i) the Buy-Sell Receiver elects to sell its Buy-Sell Interests in accordance with the Buy-Sell Transfer Terms, or (ii) the Buy-Sell Receiver shall not have delivered a Buy-Sell Notice of Election within such 90-day period to the Buy-Sell Offeror, or
   (iii) the Buy-Sell Receiver shall have delivered a Buy-Sell Notice of Election declining to purchase the Buy-Sell Interests of the Buy-Sell Offeror in accordance with the Buy-Sell Transfer Terms, then, (x) the Buy-Sell Receiver shall be deemed to have irrevocably elected to sell its Buy-Sell Interests in accordance with the Buy-Sell Transfer Terms and (y) the Buy-Sell Offeror shall be obligated to purchase, and the Buy-Sell Receiver shall be obligated to sell, the Buy-Sell Receiver's Buy-Sell Interests in accordance with the Buy-Sell Transfer Terms (provided that if the Buy-Sell Selling
   Notice states the desire of the Buy-Sell Offeror to sell its Buy-Sell Interests, the purchase price of the Buy-Sell Interests of the Buy-Sell Receiver shall be the same price per Percentage Interest as the sales price of the Buy-Sell Interests of the Buy-Sell Offeror contained in the Buy-Sell Transfer Terms); in either case, the Buy-Sell Offeror shall then be the Purchasing Member and the Buy-Sell Receiver shall be the Selling Member. Once the Buy-Sell Receiver has by its action obligated the Buy-Sell Offeror to purchase the Buy-Sell Interests of the Buy-Sell Receiver, the Buy-Sell Offeror shall deliver to counsel for the Selling Member, in escrow, by wire transfer of immediately available funds in accordance with such escrow agent's instructions or by certified check or bank cashier's check, an amount equal to the Buy-Sell Deposit.

               (d) The closing date for purchasing the Selling Member's Buy-Sell Interests (the "Buy-Sell Closing Date") shall be set by the Purchasing Member in a notice to the Selling Member; provided, however, that the date so chosen as the Buy-Sell Closing Date must not be later than 9 months after the delivery of the Buy-Selling Notice (the "Buy-Sell Closing Period"); provided, further, that the Buy-Sell Closing Period may be extended for an additional 45 day period if, prior to the end of the Buy-Sell Closing Period, the Purchasing Member delivers to the Selling Member a binding commitment (which is unconditional except for commercially reasonable and customary closing conditions) from an institutional lender that is reasonably acceptable to the Selling Member pursuant to which such institutional lender agrees to finance all or a portion of the Buy-Sell Purchase Price on or prior to the end of such 45 day extended period.

               (e) On the Buy-Sell Closing Date the Purchasing Member shall deliver by wire transfer or by a certified check or bank cashiers check drawn upon a New York bank which is a member of the New York Clearing House Association in a sum equal to the balance of that portion of the Buy-Sell Purchase Price which is to be paid for the Buy-Sell Interests of the Selling Member and shall otherwise comply with Buy-Sell Transfer Terms, and all amounts paid into escrow by the Purchasing Member shall be released from escrow and paid to the Selling Member.

               (f) The Buy-Sell Transfer Terms shall (i) require payment in cash for the Buy-Sell Interests and (ii) require that the Buy-Sell Interests be sold by the Selling Member free and clear of any liens and encumbrances against same.

               (g) On the Buy-Sell Closing Date, each Member shall execute, acknowledge and deliver to each other Member such instruments, and take such other actions, as such other Member shall reasonably request in order to effectuate the purchase and sale of the Selling Member's Buy-Sell Interests in accordance with the Buy-Sell Transfer Terms and otherwise in accordance with the provisions of this Section 22; provided, however, that no Selling Member shall be required to make any representations to any Purchasing Member other than the representation that the Selling Member is transferring its Buy-Sell Interests free and clear of any liens, claims and encumbrances of any kind.

               (h) If a Member(s) fails for any reason to purchase or sell upon the Buy-Sell Transfer Terms and otherwise in accordance with this Section 22, then such Member(s) shall be deemed a defaulting Member(s) hereunder and the non-defaulting Member(s) shall have the following options, in each case to be exercised or commenced within 90 days of the date of such default:

                       (i) to retain the Buy-Sell Deposit (if the defaulting Member(s) was to be the Purchasing Member) as liquidated damages and continue the Company, it being agreed that the damages arising from a breach by a Member of its obligations under this Section 22 are impossible to ascertain with certainty and the Buy-Sell Deposit represents a good faith estimate of the damages likely to be incurred by the non-defaulting Member(s); or

                       (ii) to retain the Buy-Sell Deposit (if the defaulting Member(s) was to be the Purchasing Member) and then elect, by notice to the defaulting Member(s), on the date set forth in such notice by the non-defaulting Member(s), within 3 months after the Buy-Sell Closing Date, to purchase the Buy-Sell Interests of the defaulting Member(s) for a purchase price equal to (x) the Buy-Sell purchase price for the Buy-Sell Interests of the defaulting Member(s) multiplied by 90% minus (y) the Buy-Sell Deposit retained by the non-defaulting Member(s), such election to be made in the sole and absolute discretion of the non-defaulting Member(s); or

                       (iii) to elect (if the defaulting Member(s) was to be the Selling Member), by notice to the defaulting Member(s), on the date set forth in such notice, within 3 months after the Buy-Sell Closing Date, to purchase the Buy-Sell Interests of the defaulting Member(s) at the Buy-Sell Purchase Price for the Buy-Sell Interests of the defaulting Member(s) multiplied by 90%, in which case upon payment of such purchase price the defaulting Member shall cease to have any rights to its Buy-Sell Interests, except for the right to surrender such Buy-Sell Interests in exchange for payment of such purchase price.

               23. Time of the Essence. Time is of the essence with respect to each of the dates and time periods set forth in Sections 21 and 22.

               24. Tax Matters. The Company's fiscal and taxable year will end each October 31. The Managing Member shall be the only Member authorized to prepare, execute and file tax returns and tax reports on behalf of the Company and to represent the Company before any taxing authority. The Members shall, on each such Member's tax return, treat each item of income, gain, loss or expense derived from the Company in a manner consistent with the treatment of such item on the Company's tax returns and reports.

               25. Other Investments. Nothing in this Agreement shall be deemed to limit or proscribe the ability of the Members or their respective affiliates to invest in other entities or operate other businesses, including breweries, in Ireland or elsewhere.

               26. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York (other than the conflicts of law rules), all rights and remedies being governed by said laws.

               27. CONSENT TO JURISDICTION. EACH OF THE MEMBERS HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSE OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE COMPANY OR THIS AGREEMENT. EACH OF THE MEMBERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH MEMBER CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE DELIVERY (BY OVERNIGHT COURIER) TO IT AT ITS ADDRESS SET FORTH IN EXHIBIT A HERETO, OR SUCH OTHER ADDRESS AS THE MEMBER SHALL HAVE NOTIFIED THE COMPANY IN WRITING. EACH MEMBER FURTHER AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND BINDING AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

               28.  Amendments.   (a)  Except  as  otherwise  provided  by  this
Agreement or the Act, this Agreement may be amended by the affirmative vote of Members holding 66 2/3% of the Percentage Interests.

               (b)  Notwithstanding  anything to the contrary  contained in this
   Section 28, the Managing Member may modify the provisions of this Agreement without the consent of the Members if, upon advice of counsel to the Company, the modification is necessary to cause the Company to be or to continue to be classified as a partnership for United States federal income tax purposes.

               (c)  Notwithstanding  anything to the contrary  contained in this
   Section 28, any amendment to this Agreement that would adversely affect the liabilities of a Member solely by virtue of being a member of the Company shall require the consent of each Member affected.

               29. Counterparts. This Agreement may be executed in several counterparts and all counterparts so executed shall together be deemed to constitute one complete agreement, and each such counterpart shall be deemed to be an original, binding the party or parties subscribed thereto.

               30. Power of Attorney. Each Member hereby constitutes and appoints the Managing Member or if a Liquidator shall have been selected pursuant to Section 20, the Liquidator of the Company as such Member's true and lawful agent and attorney-in-fact ("Agent"), with full power of substitution, with full power and authority in such Member's name, place and stead to execute, acknowledge, deliver and file all such documents which the Agent deems necessary or appropriate (i) to continue the existence or qualification of the Company as a limited liability company under the laws of any state or jurisdiction, (ii) to reflect amendments to this Agreement or the Articles of Organization made pursuant hereto or (iii) to reflect the dissolution or liquidation of the Company pursuant to the terms hereof. The foregoing power of attorney is hereby declared irrevocable and a power coupled with an interest and shall survive the death or incapacity of any Member and shall extend to such Member's successors and assigns, heirs or representatives.

               31. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                       AMERICAN CRAFT BREWING
                                       INTERNATIONAL LIMITED

                                       By_______________________________________
                                         Name:  James L. Ake
                                         Title: Executive Vice President, Chief
                                         Operating Officer and Secretary

                                         _______________________________________
                                                    AIDAN McGUINESS

                                    Exhibit A
                                       to

                               Operating Agreement
                                       of

                                 CELTIC BREW LLC




                                                                                         Initial Capital
     Name of Member              Address                   Percentage Interest             Contribution
     --------------              -------                   -------------------             ------------

1.   American Craft           One Galleria Boulevard               60%                       US$600,000
     Brewing International    Metairie, Louisiana 70001
     Limited


2.   Aidan McGuinness         Shannon and Western Brewery          40%                       US$400,000
                              Limited
                              Enfield Industrial Estate
                              Enfield, County Meath
                              IRELAND
